                                                             Exhibit 4.2.1

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                    FORM OF POOLING AND SERVICING AGREEMENT

                                     among

                     ASSET BACKED SECURITIES CORPORATION,

                                  as Company,

                        [                               ],

                                  as Servicer

                                      and

                        [                               ],
                                  as Trustee
                      on behalf of the Certificateholders

                            Dated as of ___________

                 CS FIRST BOSTON AUTO RECEIVABLES TRUST 199__

                    ___% Asset Backed Certificates, Class A
                    ___% Asset Backed Certificates, Class B

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

                               Table of Contents

                                                                                                               Page

                                                             ARTICLE I
                                                    Definitions...................................................1

         Section 1.01. Definitions................................................................................1

                                                            ARTICLE II

      Conveyance of Receivables; Original Issuance of Certificates...............................................17
         Section 2.01.  Conveyance of Receivables................................................................17
         Section 2.02.  Acceptance by Trustee....................................................................18
         Section 2.03.  Representations and Warranties of
                        the Company..............................................................................18

         Section 2.04.  Repurchase Upon Breach...................................................................22
         Section 2.05.  Custody of Receivable Files..............................................................22
         Section 2.06.  Duties of Servicer as Custodian..........................................................23
         Section 2.07.  Instructions; Authority to Act...........................................................24
         Section 2.08.  Custodian's Indemnification..............................................................24
         Section 2.09.  Effective Period and Terminations........................................................24

                                                    ARTICLE III

                Administration and Servicing of Receivables......................................................25

         Section 3.01.  Duties of Servicer.......................................................................25
         Section 3.02.  Collection and Allocation of Receivable
                        Payments.................................................................................25
         Section 3.03.  Realization Upon Receivables.............................................................26
         Section 3.04.  Physical Damage Insurance................................................................26
         Section 3.05.  Maintenance of Security Interests
                        in Financed Vehicles.....................................................................27
         Section 3.06.  Covenants of Servicer....................................................................27
         Section 3.07.  Purchase of Receivables Upon Breach......................................................27
         Section 3.08.  Servicing Fee............................................................................27
         Section 3.09.  Servicer's Certificate...................................................................28
         Section 3.10.  Annual Statement as to Compliance;
                        Notice of Default........................................................................28
         Section 3.11.  Annual Independent Certified Public
                        Accountant's Report......................................................................28
         Section 3.12.  Access to Certain Documentation and
                        Information Regarding Receivables........................................................29
         Section 3.13.  Servicer Expenses........................................................................29
         Section 3.14.  Appointment of Subservicer...............................................................29

                                                            ARTICLE IV

                        Accounts.................................................................................30

         Section 4.01.  Establishment of Trust Accounts..........................................................30
         Section 4.02.  Reserve Account..........................................................................32
         [Section 4.03.  Yield Supplement Account...............................................................35]


                                                             ARTICLE V
               Payments and Statements to Certificateholders.....................................................36
         Section 5.01.              Collections..................................................................36
         Section 5.02.              Application of Collections...................................................36
         Section 5.03.              Advances.....................................................................37
         Section 5.04.              Additional Deposits..........................................................38
         Section 5.05.              Deposits.....................................................................38
         Section 5.06.              Statements to Certificateholders.............................................41
         Section 5.07.              Accounting and Tax Returns...................................................42
         Section 5.08.              Net Deposits.................................................................42

                                                            ARTICLE VI

                                                 The Certificates................................................42
         Section 6.01.              The Certificates.............................................................42
         Section 6.02.              Authentication of Certificates. .............................................43
         Section 6.03.              Registration of Transfer and Exchange of
                                    Certificates.................................................................43
         Section 6.04.              Mutilated, Destroyed, Lost or Stolen
                                    Certificates.................................................................44
         Section 6.05.              Persons Deemed Owners........................................................44
         Section 6.06.              Access to List of Certificateholders'
                                    Name and Addresses...........................................................44
         Section 6.07.              Maintenance of Office or Agency..............................................45
         Section 6.08.              Book-Entry Certificates......................................................45
         Section 6.09.              Notices to Clearing Agency...................................................46
         Section 6.10.              Definitive Certificates......................................................46
         [Section 6.11.             Limitations on Transfer of the
                                    Class B Certificates.........................................................47

                                                    ARTICLE VII

                                                 The Company.....................................................49
         Section 7.01.              The Company's Representations................................................49
         Section 7.02.              Corporate Existence..........................................................50
         Section 7.03.              Liabilities of the Company.  ................................................50
         Section 7.04.              Merger or Consolidation of, or Assumption
                                    of the Obligations of, the Company...........................................50
         Section 7.05.              Limitation on Liability of the
                                    Company and Others...........................................................51
         Section 7.06.              The Company May Own Certificates.............................................51

                                                   ARTICLE VIII

                                                 The Servicer....................................................52

         Section 8.01               Representations of Servicer..................................................52
         Section 8.02.              Indemnities of Servicer......................................................53
         Section 8.03.              Merger or Consolidation of, or Assumption
                                    of the Obligations of, Servicer..............................................54
         Section 8.04.              Limitation on Liability of Servicer
                                    and Others...................................................................54

                                                    ARTICLE IX

                                                 Default.........................................................55
         Section 9.01.              Events of Default............................................................55
         Section 9.02.              Appointment of Successor.....................................................57
         Section 9.03.              Repayment of Advances........................................................57
         Section 9.04.              Notification of Certificateholders...........................................58


         Section 9.05.  Waiver of Past Defaults..................................................................58

                                                     ARTICLE X

                                     The Trustee.................................................................58
         Section 10.01.  Duties of Trustee.......................................................................58
         Section 10.02.  Certain Matters Affecting Trustee.......................................................59
         Section 10.03.  Trustee Not Liable for Certificates
                         or Receivables..........................................................................60
         Section 10.04.  Trustee May Own Certificates............................................................61
         Section 10.05.  Trustee's Fees and Expenses.............................................................61
         Section 10.06.  Eligibility Requirements for Trustee....................................................61
         Section 10.07.  Resignation or Removal of Trustee.......................................................61
         Section 10.08.  Successor Trustee.......................................................................62
         Section 10.09.  Merger or Consolidation of Trustee......................................................63
         Section 10.10.  Appointment of Co-Trustee or Separate
                         Trustee.................................................................................63
         Section 10.11.  Representations and Warranties of Trustee...............................................65

                                                    ARTICLE XI

                         Termination.............................................................................66
         Section 11.01.  Termination of the Trust................................................................66
         Section 11.02.  Optional Purchase of All Receivables....................................................67

                                                            ARTICLE XII

                         Miscellaneous Provision.................................................................67
         Section 12.01.  Amendment...............................................................................67
         Section 12.02.  Protection of Title to Trust............................................................68
         Section 12.03.  Separate Counterparts...................................................................70
         Section 12.04.  Limitation on Rights of Certificateholders..............................................70
         Section 12.05.  Governing Law...........................................................................71
         Section 12.06.  Notices.................................................................................71
         Section 12.07.  Severability of Provisions..............................................................71
         Section 12.08.  Assignment..............................................................................72
         Section 12.09.  Certificates Nonassessable and Fully Paid...............................................72
         Section 12.10.  Limitations on Rights of Others.........................................................72
         Section 12.11.  Headings................................................................................72

POOLING AND SERVICING AGREEMENT dated as of ______________, among ASSET BACKED SECURITIES CORPORATION (the "Company"), as depositor, ____________, as servicer (the "Servicer"), and ____________, a____________banking corporation, as trustee (the "Trustee").

                                                     RECITALS

                  WHEREAS, the Company owns certain motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the "Motor Vehicle Installment Contracts"); and

                  WHEREAS, the Company and the Trustee wish to set forth the terms and conditions pursuant to which the Trust (as hereinafter defined) will acquire the Motor Vehicle Installment Contracts from the Company, and the Servicer will service the Motor Vehicle Installment Contracts on behalf of the Trust;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company and the Trustee hereby agree as follows:

                                                     ARTICLE I

                                                    Definitions

                  Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Account Property" means any account established and maintained pursuant to Article IV, all amounts and investments held from time to time in any such account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

                  "Advances" means either a Precomputed Advance or a Simple Interest Advance or both, as applicable.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Pooling and Servicing Agreement.

                  "Amount Financed" means, with respect to any Receivable, the amount advanced under the related Motor Vehicle Installment Contract toward the purchase price of the Financed Vehicle and any related costs.

                  "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Motor Vehicle Installment Contract.

                  "Benefit Plan" has the meaning set forth in Section
6.11(b).

                  "Book-Entry Certificates" means a beneficial interest in the Class A Certificates ownership and transfers of which shall be registered through book entries by a Clearing Agency as described in Section 6.08.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in ______________ are authorized or obligated by law, regulation or executive order to be closed.

                  "Certificate Balance" means, as of any date, the aggregate outstanding principal amount of the Certificates at such date.

                  "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book- Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Certificate Pool Factor" means, with respect to each class of Certificates as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal amount of such class of Certificates (after giving effect to any reduction thereof to be made on the immediately following Distribution Date) divided by the original outstanding principal amount of such class of Certificates. The Certificate Pool Factor, with respect to each class of Certificates, will be 1.0000000 as of the Closing Date and, thereafter, will decline to reflect reductions in the outstanding principal amount of such class of Certificates.

                  "Certificateholder" or "Holder" means a Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar appointed pursuant to Section 6.03.

                  "Certificates" means the Class A Certificates and the Class B Certificates.

                  "Class A Certificate" means a ___% Asset Backed Certificate, Class A, evidencing a beneficial interest in the Trust, substantially in the form of Exhibit A.

                  "Class A Certificate Balance" means, initially, $__________, and, as of any date of determination thereafter, such initial Class A Certificate Balance reduced by all amounts previously distributed to Holders of Class A Certificates and allocable to principal.

                  "Class A Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable

Amount for such date.

                  "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Class A Monthly Interest Distributable Amount for the preceding Distribution Date, and any outstanding Class A Interest Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class A Certificates actually received on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

                  "Class A Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Monthly Interest Distributable Amount for such Distribution Date and Class A Interest Carryover Shortfall for such Distribution Date.

                  "Class A Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the product of (i) one-twelfth, (ii) the Class A Pass-Through Rate and (iii) the Class A Certificate Balance on the preceding Distribution Date (or, the case of the first Distribution Date, the Closing Date) after giving effect to (a) any amount distributed to Holders of Class A Certificates on such preceding Distribution Date and allocable to principal and (b) any Realized Losses allocated to the Class A Certificates on such preceding Distribution Date.

                  "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Class A Percentage of the Principal Distribution Amount.

                  "Class A Pass-Through Rate" means ___%.

                  "Class A Percentage" means ___%.

                  "Class A Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A Monthly Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to Holders of the Class A Certificates on such current Distribution Date.

                  "Class A Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and the Class A Principal Carryover Shortfall as of the closing of the preceding Distribution Date; provided, however, that the Class A Principal Distributable Amount shall not exceed the Class A Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class A Principal Distributable Amount will include the lesser of (a) the Class A Percentage of (1) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (2) any principal due and remaining unpaid to each Simple Interest Receivable, in each case, in the Trust as of the final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Holders of the Class A Certificates on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

                  "Class B Certificate" means a ___% Asset Backed Certificate, Class B, evidencing a beneficial interest in the Trust, substantially in the form of Exhibit B.

                  "Class B Certificate Balance" means initially, $__________, and, as of any date of determination thereafter, such initial Class B Certificate Balance reduced by all amounts previously distributed to Holders of Class B Certificates and allocable to principal.

                  "Class B Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

                  "Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Class B Interest Distributable Amount for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class B Certificates actually received on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

                  "Class B Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Monthly Interest Distributable Amount for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

                  "Class B Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the product of (i) one-twelfth, (ii) the Class B Pass-Through Rate and (iii) the Class B Certificate Balance on the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) after giving effect to (a) any amount distributed to Holders of the Class B Certificates on such preceding Distribution Date and allocable to principal and (b) any Realized Losses allocated to the Class B Certificates on such preceding Distribution Date.

                  "Class B Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Class B Percentage of the Principal Distribution Amount.

                  "Class B Pass-Through Rate" means___%.

                  "Class B Percentage" means ___%.

                  "Class B Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Monthly Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to Holders of the Class B Certificates on such current Distribution Date.

                  "Class B Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Monthly Principal Distributable Amount for such Distribution Date and the Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Class B Principal Distributable Amount shall not exceed the Class B Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class B Principal Distributable Amount will include the lesser of (a) the Class B Percentage of (1) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (2) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Date" means ______________.

                  "Code" means the Internal Revenue Code of 1986.

                  "Collection Account" means the account designated as such, established and maintained pursuant to Section 4.01.

                  "Collection Period" means a calendar month (or in the case of the first Distribution Date, the period from and including the Cutoff Date to and including the last day of the calendar month in which the Closing Date occurs). Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period or as of the first day of a collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (a) all applications of collections, (b) all current and previous Payaheads, (c) all applications of Payahead Balances, (d) all Advances and reductions of Advances and (e) all distributions to be made on the following Distribution Date.

                  "Corporate Trust Office" means the principal corporate trust office of the Trustee, which at the time of execution of this agreement is located at ______________________. Attention: ________________, or at such other address as the Trustee may designate from time to time by notice to Certificateholders, the Company and the Servicer, or the principal corporate trust office of any successor Trustee (of which address such successor Trustee shall notify the Certificateholders, the Company and the Servicer).

                  "Cutoff Date" means _______________.

                  "Cutoff Date Pool Balance" means the sum of the aggregate Principal Balance of the Receivables as of the Cutoff Date.

                  "Definitive Certificates" shall have the meaning specified in Section 6.11.

                  "Delivery" when used with respect to Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9- 105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in section 8-102(4) of the UCC) or the nominee of either, subject to the clearing corporations' exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable Law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Account Property to an appropriate book-entry account maintained with Federal Reserve Bank by a financial intermediary that is also a "depository" pursuant to applicable federal regulations and issuance by such financial intermediary of deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trustee, or its nominee or custodian and indicating that such custodian holds such Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to the Trustee or its nominee or custodian consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, and the making by such financial intermediary of entries on its books an records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

                  "Depository Agreement" means the agreement dated __________, among the Trustee and The Depository Trust Company, as the initial Clearing Agency, substantially in the form of Exhibit C.

                  "Determination Date" means the ____day of each calendar month or, if such day is not a Business Day, the immediately following Business Day.

                  "Distribution Account" means the account designated as such, established and maintained pursuant to Section 4.01.

                  "Distribution Date" means, with respect to each Collection Period, the ___ day of the following calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on ____.

                  "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one to the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

                  "Eligible Institution" means (a) the corporate trust department of the Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (1) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC. If so qualified, the Trustee may be considered an Eligible Institution for the purposes of clause (b) of this definition.

                  "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence;

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (of any domestic branch of a foreign bank ) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations thereof (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) shall have a credit rating of A-1+ from Standard & Poor's and P1 from Moody's;

                  (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating of A-1+ from Standard & Poor's and P1 from Moody's;

                  (d) investments in money market funds having a rating of AAA-m or AAAm-G from Standard & Poor's and Aaa from Moody's;

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

                  (g) any other investment with respect to which the Trustee or the Company has received written notification from the Rating Agencies that the acquisition of such investment as an

Eligible Investment will not in a withdrawal or downgrading of the ratings of the Certificates.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" means an event specified in Section
9.01.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Final Scheduled Distribution Date" means

- --------------.

                  "Final Scheduled Maturity Date" means

- ------------------.

                  "Financed Vehicle" means an automobile, van or light- duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the related Receivable.

                  "Interest Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts in respect of the preceding Collection Period:(a) that portion of all collections on Receivables (including Payaheads) allocable to interest, (b) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (c) all Advances made by the Servicer of interest due on Receivables, (d) the Purchase Amount of each Receivable that became a Purchased Receivable during the related Collection Period to the extent attributable to accrued interest on such Receivable, (e) the Yield Supplement Amount; and (f) Recoveries; provided, however, that in calculating the Interest Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of interest; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of interest; (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period; (iv) the sum for all Simple Interest Receivables of collections allocable to interest on each such Simple Interest Receivable received during the preceding Collection Period in excess of the amount of interest that would be due on the aggregate Principal Balance of the Simple Interest Receivables during such Collection Period at their respective APR's if a payment were received on each Simple Interest Receivable during such Collection Period on the date payment is due under the terms of the related Motor Vehicle Installment Contract; and (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

                  "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account, Reserve Account and Yield Supplement Account, which will be distributed on each Distribution Date in the manner set forth in Article IV.

                  "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law.

                  "Liquidated Receivable" means any Receivable liquidated by the Servicer through sale of a Financed Vehicle or otherwise.

                  "Liquidation Proceeds" means, with respect to a Liquidated Receivable, the monies collected in respect thereof, from whatever source, during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation, plus any amounts required by law to be remitted to the Obligor.

                  "Moody's" means Moody's Investors Service, Inc., or its successor.

                  "Motor Vehicle Installment Contract" means a motor vehicle installment loan agreement originated by a Seller or a motor vehicle retail installment sale contract acquired by a Seller from a motor vehicle dealer or another financial institution.

                  "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

                  "Officers' Certificate" means a certificate signed by the (a) chairman of the board, the president, the vice chairman of the board, any executive vice president or any vice president and (b) a cashier, assistant cashier, any treasurer, assistant treasurer, secretary or assistant secretary of the Company, a Seller or the Servicer, as appropriate.

                  "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Servicer, which counsel shall be acceptable to the Trustee or Rating Agencies, as applicable.

                  "Outstanding Precomputed Advances" means on the Precomputed Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances, reduced as provided by Section 5.03(a).

                  "Outstanding Simple Interest Advances" on the Simple Interest Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances, reduced as provided by Section 5.03(b).

                  "Payahead" means, with respect to a Precomputed Receivable and any Collection Period, the amount, as of the close of business on the last day of such Collection Period, computed in accordance with Section 5.02 with respect to such Receivable.

                  "Payahead Account" means the account designated, as such, established and maintained pursuant to Section 4.01.

                  "Payahead Balance" means, with respect to a Precomputed Receivable and any Collection Period, the sum, as of the close of business on the last day of such Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 5.02 and 5.03.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

                  "Pool Balance" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables as of such date (excluding Purchased Receivables and Liquidated Receivables).

                  "Precomputed Advance" means the amount, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on any Precomputed Receivable pursuant to Section 5.03(a).

                  "Precomputed Receivable" means any Receivable under which the portion of each payment allocable to earned interest (which may be referred to in the Receivable as an add-on finance charge) and the portion allocable to the Amount Financed are determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method, or which is a monthly actuarial receivable.

                  "Principal Balance" means (a) with respect to any Precomputed Receivable, the Amount Financed minus the sum, as of the close of business on the last day of a Collection Period, of (1) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial or constant yield method, (2) any refunded portion of extended warranty protection plan costs or physical damage, credit life or disability insurance premiums included in the Amount Financed, (3) the portion of any related Purchase Amount allocable to principal and (4) any prepayment in full or any partial prepayments applied to reduce the related Principal Balance; and (b) with respect to any Simple Interest Receivable, the Amount Financed minus the sum, as of the close of business on the last day of a Collection Period, of (1) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (2) the portion of any related Purchase Amount allocable to principal.

                  "Principal Distribution Amount" means, for any Distribution Date, the sum of the following amounts with respect to the preceding Collection
Period: (a) that portion of all collections on Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account pursuant to Sections 4.01(c) and 5.02) allocable to principal;
(b) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (c) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (d) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during the related Collection Period; (e) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original Motor Vehicle Installment Contract; and (f) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer on such date with respect to principal on the Receivables.

                  "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay a Receivable in full under the terms thereof, including interest to the end of the month of purchase.

                  "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 3.07 or by the Company pursuant to Section 2.04.

                  "Rating Agency" means Moody's or Standard & Poor's or, if neither such organization nor a successor thereto remains in existence, any nationally recognized statistical rating organization or other comparable Person designated by the Company, notice of which designation shall be given to the Trustee and the Servicer.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that, within 7 days of receipt of such notice, none of the Rating Agencies shall have notified the Company, the Servicer or the Trustee in writing that such action will result in a reduction or withdrawal of the then current ratings of the Certificates.

                  "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over that portion of Liquidation Proceeds allocable to principal.

                  "Receivable" means any Motor Vehicle Installment Contract listed on Schedule I (which schedule may be in the form of microfiche).

                  "Receivable Files" means the documents specified in
Section 2.05.

                  "Receivables Purchase Agreement" means an agreement, substantially in the form of Exhibit H hereto, between the Company and a Seller, pursuant to which such Seller sold Motor Vehicle Installment Contracts to be included in the Trust to the Company.

                  "Record Date" with respect to each Distribution Date means the _____ day of the calendar month in which such Distribution Date occurs.

                  "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

                  "Reserve Account" means the account designated as such, established and maintained pursuant to Section 4.02.

                  "Reserve Account Initial Deposit" means, with respect to the Closing Date, an amount equal to the Specified Reserve Account Balance on the Closing Date (which is equal to

$---------).

                  "Scheduled Payment" with respect to any Precomputed Receivable means the payment required to be made by the Obligor during each Collection Period under the related Motor Vehicle Installment Contract sufficient to amortize the Principle Balance of such Precomputed Receivable, using the actuarial method, over the term of the Receivable and to provide interest at the APR.

                  "Seller" means, with respect to any Receivable, the Person from whom such Receivable was acquired by the Company pursuant to the related Receivables Purchase Agreement.

                  "Servicer" means ______________, and each successor Servicer pursuant to Section 8.03 or 9.02.

                  "Servicer's Certificate" means the certificate required to be delivered by the Servicer pursuant to Section 3.09.

                  "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 3.08.

                  "Servicing Rate" means ___% per annum.

                  "Simple Interest Advance" means the amount of interest, as of the close of business on the last day of a Collection Period, that the Servicer is required to advance on the Simple Interest Receivables pursuant to Section 5.03(b).

                  "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

                  "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principle is determined in accordance with the Simple Interest Method.

                  "Specified Reserve Account Balance" means [STATE
FORMULA].

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of the McGraw-Hill, Inc., or its successor.

                  "Total Distribution Amount" means, for each Distribution Date, the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

                  "Trust" means the trust created by this Agreement.

                  "Trust Account" means any of the Collection Account, the Distribution Account and the Payahead Account, established and maintained pursuant to Section 4.01.

                  "Trustee" means ___________________, a _______________ banking corporation, its successors in interest and any successor Trustee hereunder.

                  "Trustee Officer" means any officer within the Corporate Trust Office of the Trustee, including the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

                  "Weighted Average Pass-Through Rate" means the weighted average (calculated on the basis of the outstanding principal amounts) of the Class A Pass-Through Rate and the Class B Pass- Through Rate.

                  "Yield Supplement Account" means the account established and maintained pursuant to Section 4.03.

                  "Yield Supplement Account Agreement" means the agreement dated as of ____________, among the Company, the Servicer and the Trustee, substantially in the form of Exhibit J.

                  "Yield Supplement Amount" means, with respect to any Receivable (other than a Liquidated Receivable or Purchased Receivable after the Collection Period in which such Receivable becomes a Liquidated Receivable or Purchased Receivable) and any Distribution Date, the amount, if positive, equal to the product of (a) one-twelfth, (b) the sum of (i) the Weighted Average Pass-Through Rate, plus (ii) the Servicing Fee Rate, minus (iii) the APR of such Receivable and (c) the Principal Balance of such Receivable.

                  "Yield Supplement Initial Deposit" means $____________.

                  "Yield Supplement Maximum Amount" means $_____________.

                  Section 1.02.  Other Definitional Provisions. (a)  All
terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

                  (b) As used herein, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein or in any such certificate or other document, and accounting terms partly defined herein or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under United States generally accepted accounting principles. To the extent that the definitions of accounting terms herein or in any such certificate or other document are inconsistent with the meanings of such terms under United States generally accepted accounting principles, the definitions contained herein or in any such certificate or other document shall control.

                  (c) The words "hereof," "herein," "hereunder" and word of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof; Article, Section, Schedule and Exhibit references contained herein are references to Articles, Sections, Schedules and Exhibits herein; and the term "including" shall mean "including without limitation".

                  (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

         Conveyance of Receivables; Original Issuance of Certificates

                  Section 2.01. Conveyance of Receivables. In consideration of the Trustee's delivery on the Closing Date to or upon the order of the Company of Class A Certificates in an initial aggregate principal amount of $_____________ and Class B Certificates in an initial aggregate principal amount of $__________, the Company does hereby sell, transfer, assign, set over and otherwise convey to the Trustee in trust for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein), all right, title and interest of the Company in and to:

                  (a) the Receivables and all moneys due thereon on or after the Cutoff Date, in the case of Precomputed Receivables, or all moneys received thereon on and after the Cutoff Date, in the case of Simple Interest Receivables;

                  (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Company in such Financed Vehicles;

                  (c) any proceeds with respect to the Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering Financed Vehicles or Obligors;

                  (d) any Financed Vehicle that shall have secured any such Initial Receivable and shall have been acquired by or on behalf of the Company, the Servicer or the Trust;

                  (e)      all other assets comprising the estate of the

         Trust; and

                  (f)      the proceeds of any and all of the foregoing.

                  Section 2.02. Acceptance by Trustee. The Trustee hereby acknowledges the sale, transfer and assignment of the Receivables and the other assets of the Trust referred to in Section 2.01 and declares that the Trustee holds and will hold the Receivables and such other assets in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders.

                  Section 2.03. Representations and Warranties of the Company. The Company makes the following representations and warranties as to the Receivables conveyed to the Trust, on which the Trustee is deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Trustee.

                  (a) Characteristics of Receivables. Each Receivable (1) was originated by the Seller thereof or acquired from a motor vehicle dealer or another financial institution by such Seller in the ordinary course of such Seller's business, (2) has created a valid, subsisting and enforceable first priority security interest in favor of such Seller in the Financed Vehicle, which security interest is assignable by such Seller and the Company, (3) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (4) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payments) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (5) in the case of a Precomputed Receivable, in the event that such contract is prepaid, provides for a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest through the date of prepayment at the Annual Percentage Rate.

                  (b) Schedule of Receivables. The information set forth in
         Schedule I to this Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed to be adverse to the Certificateholders were utilized in selecting the Receivables. The computer tape or other listing regarding the Receivables made available to the Trustee is true and correct in all material respects as of the Cutoff Date.

                  (c) Compliance with Law. Each Receivable and the sale of the Financed Vehicle complied in all material respects at the time it was originated or made and at the execution of this Agreement with all requirements of applicable federal, state and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  (d) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

                  (e) No Government Obligor. None of the Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

                  (f) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof to the Trustee, each Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Company as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Company as secured party.

                  (g) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                  (h) No Waiver. No provision of a Receivable has been waived in such a manner that the Receivable fails to meet any other representation or warranty of the Company with respect thereto.

                  (i) No Amendments. No Receivable shall have been amended such that the amount of the Obligor's Scheduled Payments shall have been increased except for increases resulting from the inclusion of any premiums for forced placed physical damage insurance covering the Financed Vehicle.

                  (j) No Defenses. No facts are known to the Company that would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

                  (k) No Liens. To the best of the Company's knowledge, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

                  (l) No Default. No Receivable has a payment that is more than 90 days overdue as of the related Cutoff Date and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Company has not waived and shall not waive any of the foregoing.

                  (m) Insurance. The related Seller, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering the Financed Vehicle and under the terms of the Receivable the Obligor is required to maintain such insurance.

                  (n) Title. It is the intention of the Company that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Company to the Trust and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a petition of receivership by or against the Company. No Receivable has been sold, transferred, assigned or pledged by the Company to any Person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the Company had good and marketable title to each Receivable conveyed by it hereunder to the Trust, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Trustee, in trust for the benefit of the Certificateholders, shall have good and marketable title to each such Receivable, free and clear of all Liens and rights of others; and the transfer of the Receivables to the Trustee for the benefit of the Certificateholders has been perfected under the UCC.

                  (o) Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement shall be unlawful, void or voidable.

                  (p) All Filings Made. All filings (including UCC filings) necessary in any jurisdictions to give the Trustee a first perfected ownership interest in the Receivables shall have been made.

                  (q) One Original. There shall be only one original executed copy of each Receivable.

                  (r) Scheduled Payments. (1) No Receivable has a payment that is more than 90 days overdue as of the related Cutoff Date and (2) no Receivable has a final scheduled payment date that is later than the Final Scheduled Maturity Date.

                  (s) Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule

         II.

                  (t) No Bankruptcies. No Obligor on any Receivable as of the related Cutoff Date was noted in the related
         Receivable File as having filed for bankruptcy.

                  (u) No Repossessions. No Financed Vehicle securing any Receivable is in repossession status.

                  (v) Maturity of Receivables. The weighted average remaining term of the Initial Receivables as of the Initial

         Cutoff Date is _______ months.

                  (w) Financing. Approximately ___% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables as of the Cutoff Date, represents financing of new vehicles and the remainder of the Receivables represents financing of used vehicles; and approximately ___% of the aggregate principal balance of the Receivables as of the Cutoff Date represent Precomputed Receivables and the remainder of the Receivables represent Simple Interest Receivables. The aggregate Principal Balance of the Receivables as of the Cutoff Date is

         $-------------.

                  (x) Chattel Paper.  Each Receivable constitutes
         "chattel paper" under the UCC.

                  (y) Agreement. The representations and warranties of the Company in this Section and Section 7.01 are true and correct.

                  (z) APR. The weighted average Annual Percentage Rate of the Receivables as of the Cutoff Date is approximately ___%.

                  Section 2.04. Repurchase Upon Breach. The Company, the Servicer or the Trustee, as the case may be, shall inform the other parties to this Agreement promptly in writing, upon the discovery of any breach of the Company's representations and warranties made pursuant to Section 2.03. Unless any such breach is cured in all material respects by the last day of the second Collection Period following the discovery thereof (and notice to the Company) by the Trustee or receipt by the Trustee of notice thereof from the Company or the Servicer, the Company shall be obligated to repurchase, as of such last day (or, at the Company's option, the last day of the first Collection Period following such discovery or notice), any Receivable conveyed by it to the Trust if the interest of the Certificateholders in such Receivable is materially and adversely affected by such breach. In consideration of the repurchase of any such Receivable, the Company shall remit the Purchase Amount to the Collection Account, in the manner specified in Section 5.04. The sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 2.03 and the agreement contained in this Section shall be to require the Company to repurchase Receivables pursuant to this Section 2.04, subject to the conditions contained herein.

                  Section 2.05. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Trustee as of the Closing Date with respect to each Receivable:

                  (a)      the fully executed original of the Receivable;

                  (b) a copy of the original credit application as executed by the Obligor;

                  (c) the original certificate of title or such documents that the Servicer or the related Seller shall keep on file, in accordance with their customary procedures, evidencing the security interest of such Seller in the Financed Vehicle; and

                  (d) any and all other documents that the Servicer or related Seller shall keep on file, in accordance with their customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

                  Section 2.06.  Duties of Servicer as Custodian.

                  (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian on behalf of the Trustee for the benefit of all present and future Certificateholders, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at its offices specified in Schedule II to this Agreement or at such other office as shall be specified to the Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Trustee shall instruct.

                  (c) Release of Documents. Upon instruction from the Trustee, the Servicer shall release any Receivable File to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable, and upon the release and delivery of any such document in accordance with the instructions of the Trustee, the Servicer shall be released from any further liability and responsibility under this Section
2.06 with respect to such documents unless and until such time as such documents shall be returned to the Servicer, and in no event shall the Servicer be responsible for any loss occasioned by the Trustee's failure to return any document in a timely manner.

                  Section 2.07. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trustee Officer.

                  Section 2.08. Custodian's Indemnification. The Servicer as custodian shall indemnify the Trustee and each of its officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or any of its officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Trustee or any such officer, director, employee or agent of the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee or any such officer, director, employee or agent of the Trustee.

                  Section 2.09. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section
2.09. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 9.01, the appointment of such Servicer as custodian shall be terminated by the Trustee, or by Holders of the Certificates evidencing not less than 25% of the Certificate Balance, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 9.01. The Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification. As soon as practicable after any termination if such appointment, the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate. Notwithstanding any such termination of the Servicer as custodian, the Trustee agrees to provide, or to cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

                                  ARTICLE III

                  Administration and Servicing of Receivables

                  Section 3.01. Duties of Servicer. The Servicer, as agent for the Trustee (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, and making Advances pursuant to Section 5.03. Subject to the provisions of Section 3.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders, the Trustee, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee (in the case of any Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Certificateholders. The Trustee shall, upon written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  3.02. Collection and Allocation of Receivable Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself and others. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

                  (b) The Servicer shall not agree to any alteration of the APR on any Receivable or of the amount of the Scheduled Payments on a Precomputed Receivable or the originally scheduled payments on Simple Interest Receivables. The Servicer shall not grant rebates or adjustments on a Receivable that modify the original due dates or amounts of the Scheduled Payments on a Precomputed Receivable or the original due dates or amounts of the originally Scheduled Payments on a Precomputed Receivable or the originally due dates or amounts of the originally scheduled payments on a Simple Interest Receivable; provided, however, that the Servicer may grant one extension of one month in any six month period, provided that (1) either such extensions granted to an Obligor over the term of a Receivable do not extend the date for final payment by such Obligor thereunder beyond the Final Scheduled Maturity Date or (2) if such extensions do result in a final scheduled payment date under a Receivable that occurs after the Final Scheduled Maturity Date, the Servicer shall [pay to the Trust the additional interest payable by the related Obligor with respect to such extensions] [repurchase any Receivable so affected or advance any such deferred payments to the Trust on the Final Scheduled Distribution Date if and to the extent any shortfalls in the Class A Distributable Amount or Class B Distributable Amount occur on such date].

                  Section 3.03. Realization Upon Receivables. On behalf of the Trust, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include selling the Financed Vehicle at public or private sale. The Servicer shall be entitled to recover all out-of-pocket expenses incurred by it in the course of converting a Financed Vehicle into cash proceeds. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

                  Section 3.04. Physical Damage Insurance. The Servicer, in accordance with its customary servicing procedures, shall require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Receivable.

                  Section 3.05. Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason.

                  Section 3.06. Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Trust or the Certificateholders in such Receivables, nor shall the Servicer increase the number of scheduled payments due under a Receivable.

                  Section 3.07. Purchase of Receivables Upon Breach. The Servicer or the Trustee shall inform the other party and the Company promptly, in writing, upon the discovery of any breach pursuant to Section 3.02, 3.05 or
3.06 that materially and adversely affects the Certificateholders' interests in any Receivable. Unless such breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase, as of such last day, any Receivable that is materially and adversely affected by such breach. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount to the Collection Account in the manner specified in
Section 5.04. For purposes of this Section 3.07, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Precomputed Advances or Outstanding Simple Interest Advances on the Receivable. The sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach pursuant to Section 3.02, 3.05 or
3.06 shall be to require the Servicer to repurchase Receivables pursuant to this
Section 3.07. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

                  Section 3.08. Servicing Fee. As compensation for servicing the Receivables, the Servicer shall be entitled to receive the Servicing Fee on each Distribution Date, from the Interest Distribution Amount available on such Distribution Date, in an amount equal to the product of (a) one twelfth, (b) the Servicing Rate and (c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the

"Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s") and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, as and when collected, plus any reimbursement pursuant to Section 8.02.

                  Section 3.09. Servicer's Certificate. Not later than 11:00 a.m. (New York time) on each Determination Date, the Servicer shall deliver to the Trustee, the Rating Agencies and the Company, a Servicer's Certificate containing all information necessary to make the distributions on the related Distribution Date pursuant to Section 5.05 for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Company shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule I).

                  Section 3.10. Annual Statement as to Compliance; Notice of Default. (a) The Servicer shall deliver to the Trustee, on or before _____________ of each year, an Officers' Certificate, dated as of _____________ of preceding year, stating that (1) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officers' supervision and (2) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall send a copy of such certificate and the report referred to in Section 3.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 3.11 may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  (b) The Servicer shall deliver to the Trustee and to the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 9.01(a) or (b).

                  Section 3.11. Annual Independent Certified Public Accountant's Report. The Servicer shall deliver to the Trustee, on or before _____________ of each year beginning ______________, 199_, a report of a firm of independent certified public accountants, addressed to the Board of Directors of the Servicer to the effect that such firm has examined the financial statements of the Servicer, and issued its report thereon, and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth herein; and (c) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, van and light duty truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

                  The Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  Section 3.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders access to the Receivable Files in such cases where Certificateholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

                  Section 3.13. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders.

                  Section 3.14. Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, further, that the Servicer shall remain obligated and shall be liable to the Trustee and the Certificateholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Trust, the Trustee or the Certificateholders shall have any responsibility therefor.

                                  ARTICLE IV

                                   Accounts

                  Section 4.01. Establishment of Trust Accounts. (a) (1) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

                  (2) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee a non-interest bearing account (the "Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

                  (b) Funds on deposit in the Collection Account shall be invested by the Trustee in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise); provided, however, that it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible Investments. Investment Earnings on Eligible Investments held in the Collection Account shall be for the benefit of the Servicer and shall be distributed on each Distribution Date to the Servicer. Unless otherwise permitted by the Rating Agencies, funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature (1) not later than the Business Day immediately preceding the next Distribution Date or (2) on such next Distribution Date if such investment is held in the trust department of the institution with which the Collection Account and is then maintained and is invested in a time deposit that is rated at least A-1 Standard & Poor's and P-1 by Moody's. Funds deposited in the Collection Account upon the maturity of any Eligible Investments on the day immediately preceding a Distribution Date are not required to be invested overnight. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall, within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency shall consent), establish a new Collection Account as an Eligible Deposit Account and shall transfer any cash and/or investments to such new account.

                  (c) (1) The Servicer shall establish and maintain with the Trustee an Eligible Deposit Account

         (the "Payahead Account"). The Payahead Account shall not be property of the Trust.

                           (2) The Servicer shall, on or prior to each Distribution Date (and prior to deposits to the Distribution Account) transfer from the Collection Account to the Payahead Account all Payaheads as described in Section 5.02 received by the Servicer during the related Collection Period. Notwithstanding the foregoing and the first sentence of Section 5.01, for so long as the Servicer is permitted to make monthly remittances to the Collection Account pursuant to Section 5.01, Payaheads need not be remitted to and deposited in the Payahead Account, but instead may be remitted to and held by the Servicer. So long as such condition is met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid, but shall be required to remit Payaheads to the Collection Account in accordance with Section 5.05(a).

                  (d) (1) Except as otherwise provided herein, the accounts established and maintained pursuant to this Article IV shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. With respect to any Account Property, the Trustee agrees, by its acceptance hereof, that:

                           (A) Any Account Property that is held in deposit
                  accounts shall be held solely in Eligible Deposit Accounts (subject to the last sentence of Section 4.01(b)); and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

                           (B) Any Account Property that constitutes Physical
                  Property shall be delivered to the Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8- 313(4) of the UCC) acting solely for the Trustee;

                           (C) Any Account Property that is a book-entry
                  security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph; and

                           (D) Any Account Property that is an "uncertificated
                  security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its custodian's or its nominee's) ownership of such security.

                           (2) The Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to make withdrawals and payments from the trust accounts for the purpose of permitting the Servicer or the Trustee to carry out its respective duties hereunder.

                  Section 4.02. Reserve Account. (a) In order to effectuate the subordination provided for herein and to assure that sufficient amounts to make required distributions to Certificateholders will be available, the Servicer shall establish and maintain an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders. The Reserve Account will include the money and other property deposited and held therein pursuant to this Section 4.02, Section 4.04(a) and Section 5.05(e).

                  On or prior to the Closing Date, the Company shall deposit an amount equal to the Reserve Account Initial Deposit into the Reserve Account. The Reserve Account shall not be part of the Trust, but instead will be held for the benefit of the Certificateholders. The Company hereby acknowledges that all funds on deposit in the Reserve Account (and any investment earnings thereon) are owned directly by it, and the Company hereby agrees to treat the same as its assets (and earnings) for federal income tax and all other purposes.

                  (b) In order to give effect to the subordination provided for herein and to assure the availability of the amounts maintained in the Reserve Account, the Company hereby sells, conveys and transfers to the Trustee, as collateral agent, and its successors and assigns, the Reserve Account Initial Deposit and all proceeds thereof and hereby pledges to the Trustee as collateral agent, and its successors and assigns, all other amounts deposited in or credited to the Reserve Account from time to time under this Agreement, all Eligible Investments made with amounts on deposit therein, all earnings and distributions thereon and proceeds thereof, subject, however, to the limitations set forth below, and solely for the purpose of securing and providing for payment of the Class A Distributable Amount and the Class B Distributable Amount in accordance with

         Section 5.05(b) (all the foregoing, subject to the limitations set forth below, the "Reserve Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. The Trustee hereby acknowledges such transfer and accepts the trusts hereunder and shall hold and distribute the Reserve Account Property in accordance with the terms and provisions of this Section.

                  (c) Consistent with the limited purposes for which such trust is granted, the amounts on deposit in the Reserve Account on each Distribution Date shall be available for distribution as provided in
         Section 5.05, in accordance with and subject to the following: if the amount on deposit in the Reserve Account (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance, the Trustee shall release and distribute all such excess amounts to the Company. Upon any such distribution to the Company, the Certificateholders will have no further rights in, or claims to, such amounts.

                  (d) Funds on deposit in the Reserve Account shall be invested by the Trustee, as collateral agent, in Eligible Investments selected in writing by the Company. Unless otherwise permitted by the Rating Agencies, funds on deposit in the Reserve Account shall be invested in Eligible Investments that will mature (1) not later than the Business Day immediately preceding the next Distribution Date or (2) on such next Distribution Date if such investment is held in the trust department of the institution with which the Reserve Account is then maintained and is invested in a time deposit that is rated at least A-1 by Standard & Poor's and P-1 by Moody's. Funds deposited in the Reserve Account upon the maturity of any Eligible Investments on the day immediately preceding a Distribution Date are not required to be invested overnight. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, the Trustee as collateral agent (or the Servicer on its behalf) shall, within 10 Business Days ((or such longer period), not to exceed 30 calendar days, to which each Rating Agency may consent), establish a new Reserve Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

                  (e) With respect to the Reserve Account Property, the Company, on behalf of itself, its successors and assigns and the Trustee agree that:

                           (1) Any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Trustee, as collateral agent, at an Eligible Institution. Each such deposit account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

                           (2) Any Reserve Account Property that constitutes
                  Physical Property shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee, as collateral agent, or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trustee, as collateral agent;

                           (3) Any Reserve Account Property that is a book-entry
                  security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued book-entry registration of such Reserve Account Property as described in such paragraph; and

                           (4) Any Reserve Account Property that is an
                  "uncertificated security" under Article 8 of the UCC and that is not governed by clause (3) above shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued registration of the Trustee's (or its custodian's or its nominee's) ownership of such security, in its capacity as collateral agent.

                  Effective upon Delivery of any Reserve Account Property in the form of Physical Property, book-entry securities or uncertificated securities, the Trustee shall be deemed to have purchased such Reserve Account Property for value, in good faith and without notice of any adverse claim thereto.

                  (f) The Company and the Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement) as may be determined to be necessary in an Opinion of Counsel to the Company delivered to the Trustee in order to perfect the interests created by this Section and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Company shall:

                           (1) promptly execute, deliver and file any financing
                  statements, amendments, continuation statements, assignments, certificates, and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or maintain the perfection of the Trustee's security interest; and

                           (2) file the necessary financing statements or
                  amendments thereto within five days, and promptly notify the Trustee of any such filing, after the occurrence of any of the following: (A) any change in its corporate name or any trade name; (B) any change in the location of its chief executive office or principal place of business; and (C) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Trustee of any such filings.

                  (g) The Trustee shall not enter into any subordination or intercreditor agreement with respect to the Reserve

         Account Property.

                  (h) Following the payments in full of the Certificate Balance and of all other amounts owing or to be distributed under this Agreement to Certificateholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Sellers.

                  [Section 4.03. Yield Supplement Account. (a) On or prior to the Closing Date, the Company shall establish an Eligible Deposit Account (the "Yield Supplement Account"), bearing a designation clearly indicating that the funds deposited therein are for the benefit of the Certificateholders. On or prior to the Closing Date, the Company, the Servicer and the Trustee shall enter into the Yield Supplement Account Agreement and the Seller shall deposit an amount equal to the Yield Supplement Initial Deposit into the Yield Supplement Account. The Yield Supplement Account shall not be part of the Trust, but instead will be held for the benefit of the Certificateholders. The Company hereby acknowledges that the Yield Supplement Initial Deposit and any investment earnings thereon are owned directly by it, and the Company hereby agrees to treat the same as its assets (and earnings) for federal income tax and all other purposes.

                  (b) The Company hereby sells, conveys and transfers to Trustee, as collateral agent, and its successors and assigns, the Yield Supplement Initial Deposit and all proceeds thereof, and hereby pledges to the Trustee as collateral agent, and its successors and assigns, all other amounts deposited in or credited to the Trustee as collateral agent, and its successors and assigns, all other amounts deposited in or credited to the Yield Supplement Account from time to time under this Agreement, all Eligible

         Investment made with amounts on deposit therein, all earnings and distributions thereon, subject, however, to the limitations set forth below.

                  (c) The amounts on deposit in the Yield Supplement Account on each Distribution Date shall be available for distribution as provided in Section 5.05; provided, however, that if the amount on deposit in the Yield Supplement Account (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Yield Supplement Maximum Amount, the Trustee shall release and distribute such excess amount to the Company. Upon any such distribution to the Company, the Certificateholders will have no further rights in, or claims to, such amounts.

                  (d) Following the payment in full of the Certificate Balance and of all other amounts owing or to be distributed to Certificateholders under this Agreement and the termination of the Trust, any amount remaining on deposit in the Yield Supplement Account shall be distributed to the Company.]

                                   ARTICLE V

                 Payments and Statements to Certificateholders

                  Section 5.01. Collections. The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds. Notwithstanding the foregoing, for so long as (a) ________ remains the Servicer, (b) no Event of Default shall have occurred and be continuing and (c)(1) __________ maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following a reduction in either such rating) or (2) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer may remit all such payments and Liquidation Proceeds with respect to any Collection Period to the Collection Account on a less frequent basis, but in no event later than the Determination Date immediately preceding each Distribution Date. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Company.

                  Section 5.02. Application of Collections. All collections for a Collection Period shall be applied by the Servicer as follows: With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied first, in the case of Precomputed Receivables, to reduce Outstanding Precomputed Advances as described in Section 5.03(a) and, in the case of Simple Interest Receivables, to reduce Outstanding Simple Interest Advances as described in Section 5.03(b). Next, any excess shall be applied, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to pay interest accrued on such Simple Interest Receivable to [and including] the date of receipt of such payment and any remaining excess shall be applied to prepay the Simple Interest Receivable, and, in the case of Precomputed Receivables, any remaining excess (a "Payahead") shall be added to the Payahead Balance and shall be applied to prepay the Precomputed Receivable only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, and such remaining excess payment shall constitute a Payahead and shall increase the Payahead Balance.

                  Section 5.03. Advances. (a) As of the close of business on the last day of each Collection Period, if the payments by or on behalf of an Obligor on a Precomputed Receivable (other than a Purchased Receivable) shall be less than the Scheduled Payment, the Payahead Balance, if any, with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be reduced accordingly. Next, the Servicer shall advance any remaining shortfall (such amount a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that such Precomputed Advance shall be recoverable from the Obligor, the Purchase Amount or Liquidation Proceeds with respect to such Receivable or proceeds of any other Precomputed Receivables. Each such Precomputed Advance shall increase the aggregate amount of Outstanding Precomputed Advances. Outstanding Precomputed Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of Precomputed Receivables or payments of the Purchase Amount in respect of Precomputed Receivables. If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections made on other Precomputed Receivables in the Trust, and Outstanding Precomputed Advances with respect to such Precomputed Receivable shall be reduced accordingly.

                  (b) At the close of business on the last day of each Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APR's for the related Collection Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, a "Simple Interest Advance"). Each such Simple Interest Advance shall increase the aggregate amount of Outstanding Simple Interest Advances. If such calculation results in a negative number, an amount equal to such negative number shall be paid to the Servicer and the amount of Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, Liquidation Proceeds with respect to such Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to reduce Outstanding Simple Interest Advances, but only to the extent of any current Outstanding Simple Interest Advances. The Servicer shall not make any advance with respect to principal of a Simple Interest Receivable.

                  Section 5.04. Additional Deposits. The Servicer shall deposit in the Collection Account the aggregate Advances pursuant to Section 5.03. The Servicer and the Company shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables, and the Servicer shall deposit therein all amounts to be paid under
Section 11.02. The Servicer shall deposit the aggregate Purchase Amount with respect to Purchased Receivables in the Collection Account when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.01.

                  Section 5.05. Deposits. (a) On each Distribution Date, the Trustee shall cause the following transfers to be made in immediately available funds in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                           [(1) from moneys on deposit in the Yield Supplement
                  Account or otherwise paid by the Company to the Trustee pursuant to the Yield Supplement Account Agreement to the Distribution Account, an amount equal to the Yield Supplement Amount for such Distribution Date;]

                           (2) from the Collection Account to the Distribution
                  Account, the entire amount then on deposit in the Collection Account; provided, however, that in the event the Servicer is required to make deposits to the Collection Account on a daily basis pursuant to Section 5.01, the amount of funds transferred from the Collection Account to the Distribution Account will include only those funds that were deposited in the Collection Account for the Collection Period related to such Distribution Date; and

                           (3) from the Payahead Account, or from the Servicer
                  in the event that the second and third sentences of Section 4.01(c)(2) are applicable, to the Distribution Account, the aggregate amount of previous Payaheads to be applied to Scheduled Payments on Precomputed Receivables for the related Collection Period or prepayments for the related Collection Period, pursuant to Sections 5.02 and 5.03, in the amount set forth in the Servicer's Certificate delivered on the related Determination Date. A single, net transfer may be made.


                  (b) On each Determination Date, the Servicer shall calculate the Total Distribution Amount, Interest Distribution Amount, Principal Distribution Amount, [Yield Supplement Amount,] the Class A Principal Distributable Amount, Class A Interest Distributable Amount, Class B Principal Distributable Amount and Class B Interest Distributable Amount and, based on the Total Distribution Amount and the other amounts to be distributed on such Distribution Date, determine the amounts distributable to Holders of the Class A Certificates and the Class B Certificates.

                  (c) On each Distribution Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.09) shall distribute amounts on deposit in the Distribution Account and, if applicable, the Reserve Account, in the manner and priority set forth below:

                           (1) to the Servicer, from the Interest Distribution
                  Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                           (2) to the Class A Certificateholders:

                                    (A) from the Class A Percentage of the
                  Interest Distribution Amount (after payment of the Servicing Fee and except as provided in the proviso to subsection (d)(1) below), the Class A Interest Distributable Amount;

                                    (B) from the Class A Percentage of the
                  Principal Distribution Amount, the Class A Principal Distributable Amount;

                           (3) To the Class B Certificateholders:

                                    (A) from the Class B Percentage of the
                  Interest Distribution Amount (after payment of the Servicing
                  Fee), the Class B Interest Distributable Amount; and

                                    (B) from the Class B Percentage of the
                  Principal Distribution Amount, the Class B Principal Distributable Amount.

                  (d) The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates shall be and hereby are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates and the rights of the Servicer to receive the Servicing Fee (and any accrued and unpaid Servicing Fees from prior Collection Periods) to the extent provided in this Section. Such subordination shall be effected as follows, and all payments shall be affected pursuant to clause (1) below prior to any payments pursuant to clause (2):

                           (1) If the Class A Percentage of the Interest
                  Distribution Amount (after such Interest Distribution Amount has been reduced by Servicing Fee payments) is less than the Class A Interest Distributable Amount on any Distribution Date, the Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from amounts on deposit in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount; provided, however, that if the amount of Simple Interest Advances required to be made for the Collection Period have not been paid by the Servicer or withdrawn from the Reserve Account, any resultant shortfall shall be allocated pro rata between the Class A Certificates and the Class B Certificates and any portion of such shortfall allocable to the Class A Certificates (and any Class A Interest Carryover Shortfalls attributable thereto) shall be paid only from amounts that are or become available in the Reserve Account after giving effect to any deposit thereto on such day.

                           (2) If the Class A Percentage of the Principal
                  Distribution Amount is less than the Class A Principal Distributable Amount on any Distribution Date, the Class A Certificateholders shall be entitled to receive distribution in respect of such deficiency first, from the Class B Percentage of the Principal Distribution Amount; second, if such amounts are insufficient, from amounts on deposit in the Reserve Account and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount.

                  (e) On each Distribution Date, the Trustee shall distribute any excess amounts remaining in the Distribution

         Account after making the distributions described in clauses (c)(1) through (c)(3) above in the following amounts and in the following order of priority: (1) to the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance and (2) to the Company.

                  (f) Subject to Section 11.01 respecting the final payment upon retirement of each Certificate, the Servicer shall instruct the Trustee on each Distribution Date to distribute to each Certificateholder of record on the preceding Record Date the interest and principal amounts to be distributed to such Certificateholder on such Distribution Date. Such distributions by the Trustee shall be made either (1) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities thereof, provided that such Holder holds Certificates with a minimum initial aggregate principal amount of $1,000,000 and such Certificateholder has provided appropriate instructions to the Servicer prior to such Distribution Date, or (2) by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

                  Section 5.06. Statements to Certificateholders. On each Determination Date, the Servicer shall provide to the Trustee for the Trustee to forward to each Certificateholder of record as of the most recent Record Date, a statement setting forth the following information for the related Collection Period as to each Class of Certificates to the extent applicable:

                  (a) the amount of such distribution allocable to principal of each class of Certificates;

                  (b) the amount of such distribution allocable to interest of each class of Certificates;

                  (c) the Pool Balance as of the close of business on the last day of the related Collection Period after giving effect to payments allocated to principal reported under (1) above;

                  (d) the Class A Certificate Balance and the Class B Certificate Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under paragraph (a) above;

                  (e) the amount of the Servicing Fee paid to the Servicer for the related Collection Period;

                  (f) the amount, if any, of Class A Principal Carryover Shortfall, Class A Interest Carryover Shortfall, Class B

         Principal Carryover Shortfall and Class B Interest Carryover Shortfall, as applicable, on such Distribution Date and any change in the Class A Principal Carryover Shortfall, Class A Interest Carryover Shortfall, Class B Principal Carryover Shortfall and Class B Interest Carryover Shortfall, as applicable, from the preceding Distribution Date;

                  (g) the amount of Realized Losses, if any, with respect to the related Collection Period.

                  (h) the amount otherwise distributable to Holders of the Class B Certificates that is distributed to Holders of Class A Certificates on such Distribution Date.

                  (i) the balance of the Reserve Account on such Distribution Date, after giving effect to deposits thereto and withdrawals therefrom made on such Distribution Date;

                  [(j)     the Yield Supplement Amount and the amount on
         deposit in the Yield Supplement Account after giving effect to distributions on such date; and]

                  (k) the aggregate Payahead Balance and the change in such balance from the preceding Distribution Date.

Each amount set forth pursuant to subclauses (a), (b), (d) and (e) above shall be expressed as a dollar amount per $1,000 of original principal balance of Class A Certificate or Class B Certificate, as applicable.

                  Section 5.07. Accounting and Tax Returns. The Trustee shall
(a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting and (b) deliver to each Certificateholder such information as may be required by the Code and applicable Treasury Regulations (including Form 1099) to enable each Holder to prepare its federal and state income tax returns.

                  Section 5.08. Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables, aggregate Advances and Purchase Amounts for or with respect to each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits, distributions and transfers were made individually.

                                  ARTICLE VI

                               The Certificates

                  Section 6.01. The Certificates. The Certificates shall be issued in fully registered form in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding the fact that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

         A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 6.03.

                  Section 6.02. Authentication of Certificates. Concurrently with the conveyance of the Receivables to the Trust, the Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Company, signed by an authorized Trust Officer, without further corporate action by the Company, in authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  Section 6.03. Registration of Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 6.07, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Unless otherwise specified in this Agreement, the Trustee shall be the initial Certificate Registrar.

                  Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender at the Corporate Trust Office of the Certificates to be exchanged.

                  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be canceled and subsequently disposed of by the Trustee.

                  No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Section 6.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership of a beneficial interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 6.05. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.05 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

                  Section 6.06. Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates evidencing no less than 25% of the Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                  Section 6.07. Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates ___________________ as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                  Section 6.08. Book-Entry Certificates. The Class A Certificates, upon original issuance, will be issued in the form of one or more typewritten Certificates representing Book-Entry Certificates, to be delivered to the Depository Trust Company, the initial Clearing Agency by or on behalf of the Trust. The Class A Certificates shall be registered initially on the Certificate Register in the name of Cede & Co. the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 6.10. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to such Certificate Owners pursuant to Section 6.10

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Company, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Class A Certificates) as the sole Holder of such Certificates and shall have no obligation to the related Certificate Owners;

                  (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                  (d) the rights of such Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Depository Agreement. Unless and until Definitive Certificates are issued pursuant to Section 6.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Class A Certificates to such Clearing Agency Participants; and

                  (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Class A Certificates evidencing a specified percentage of the Class A Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Class A Certificates and has delivered such instructions to the Trustee.

                  Section 6.09. Notices to Clearing Agency. Whenever a notice or other communication to Holders of the Class A Certificates is required under this Agreement, unless and until Definitive Certificates have been issued to such Certificate Owners pursuant to Section 6.10, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of Class A Certificates to the Clearing Agency.

                  Section 6.10. Definitive Certificates. If (a) the Sellers advise the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement and the Company or the Trustee are unable to locate a qualified successor, (b) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than a majority of the aggregate outstanding principal amount of the Book-Entry Certificates advise the Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Trustee of the occurrence of such event and of the availability of Definitive

Certificates evidencing the same. Upon surrender to the Trustee of the typewritten Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Company, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The Definitive Certificates may be printed, lithographed or engraved or produced in any other manner that is reasonably acceptable to the Trustee, as evidenced by its execution thereof.

                  [Section 6.11. Limitations on Transfer of the Class B Certificates. (a) The Class B Certificates have not been and will not be registered under the Securities Act will not be listed on any exchange. No transfer of a Class B Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit E (the "Transferor Certificate") and either Exhibit F (the "Investment Letter") or Exhibit G (the "Rule 144A Letter"). Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter, there shall also be delivered to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust or Trustee; provided that such Opinion of Counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Company shall provide to any Holder of a Class B Certificate and any prospective transferee designated by any such Holder, information regarding the Class B Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) under the Securities Act for transfer of any such Class B Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Class B Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Trustees and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

                  (b) No transfer of a Class B Certificate shall be made unless the Trustee shall have received a representation from the transferee of such Class B Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan, trust or account (each a "Benefit Plan") subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or a Person acting on behalf of any such Benefit Plan or using assets of a Benefit Plan to acquire Class B Certificates. For purposes of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of a Class B Certificate. Notwithstanding anything else to the contrary herein, any proposed transfer of a Class B Certificate to or on behalf of a Benefit Plan subject to ERISA or the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any Class B Certificate that is in fact not permitted by this Section 6.11 or for making any payments due on such Class B Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of a Class B Certificate that was in fact a Benefit Plan subject to Section 406 of ERISA or Section 4975 of the Code, or a Person acting on behalf of any such Benefit Plan at the time it became a Holder or which subsequently became such a Benefit Plan or Person acting on behalf of such a Benefit Plan, all payments made on such Class B Certificate at and after either such time. Any payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not, and was not at the time it held such Certificate, a Benefit Plan or Person acting on behalf of a Benefit Plan.


                  (c) The Trustee shall cause each Class B Certificate to contain a legend stating that transfer of the Class B Certificates is subject to certain restrictions and referring prospective purchasers of the Class B Certificates to this Section 6.11 with respect to such restrictions.

                  (d) Unless otherwise set forth in this Agreement, no transfer of a Class B Certificate or any interest therein shall be made unless prior to such transfer the Holder of such Class B Certificate delivers to the Sellers and the Trustee either a ruling of the Internal Revenue Service or an Opinion of Counsel to the effect that the proposed transfer will not result in the arrangement contemplated by this Agreement being treated as an association taxable as a corporation under either the Code or the tax laws of the State of New York.]

                                  ARTICLE VII

                                  The Company

                  Section 7.01. The Company's Representations. The Company makes the following representations with respect to itself on which the Trustee is deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Receivables to the Trustee.

                  (a) Organization and Good Standing. The Company is duly organized and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own and sell the Receivables.

                  (b) Due Qualification. The Company is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (c) Power and Authority. The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Company has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee by it as part of the Trust, and the Company shall have duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery and performance of this Agreement Assignment shall have been duly authorized by the Company by all necessary corporate action.

                  (d) Binding Obligation. This Agreement when executed and delivered by the Company, shall constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Company, or any material term of any indenture, agreement or other instrument to which the Company is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement); or violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

                  (f) No Proceeding. There are no proceedings or investigations pending or, to the Company's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties:
         (1) asserting the invalidity of this Agreement or the Certificates; (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement; (3) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or the Certificates; or
         (4) relating to the Company and that might materially and adversely affect the federal income tax attributes of the Certificates.

                  Section 7.02. Corporate Existence. During the term of this Agreement, the Company will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

                  Section 7.03. Liabilities of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically undertaken and the representations and warranties made by the Company under this Agreement.

                  Section 7.04. Merger or Consolidation of, or Assumption of the Obligations of, the Company. Any Person (a) into which the Company may be merged or consolidated, (b) which may result from any merger or consolidation to which the Company shall be a party or (c) which may succeed to substantially all of the properties and assets of the Company, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Company under this Agreement, shall be the successor to the Company hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 2.03 shall have been breached and no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consideration, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Requirement shall have been satisfied with respect to such transaction and (iv) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, in the Opinion of such Counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or (B) no such action is necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

                  Section 7.05. Limitation on Liability of the Company and Others. The Company and any director, officer, employee or agent of the Company may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action that shall not be related to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

                  Section 7.06. The Company May Own Certificates. The Company and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Company or an Affiliate thereof, except as otherwise provided herein.

                                 ARTICLE VIII

                                 The Servicer

                  Section 8.01. Representations of Servicer. The Servicer makes the following representations on which the Trustee is deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Receivables to the Trustee.

                  (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a banking corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

                  (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

                  (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws nor or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof does not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any material term of any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (1) asserting the invalidity of this Agreement or the Certificates; (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement; (3) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity of enforceability of, this Agreement or the Certificates; or (4) relating to the Servicer and which might materially and adversely affect the federal income tax attributes of the Certificates.

                  Section 8.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                  The Servicer shall defend, indemnify and hold harmless the Trustee, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

                  The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  For purposes of this Section, in the event of the termination of the rights and obligations of _________ (or any successor thereto pursuant to Section 8.03) as Servicer pursuant to Section 9.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 9.02.

                  Indemnification under this Section shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

                  Section 8.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, or (c) which may succeed to substantially all of the properties and assets of the Servicer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Servicer shall have delivered to the Trustee an Opinion of Counsel stating that, in the Opinion of such Counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or (B) no such action is necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

                  Section 8.04. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee, the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

                  Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be related to its duties as Servicer hereunder and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it deems necessary or desirable with respect to this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement.

                                  ARTICLE IX

                                    Default

                  Section 9.01. Events of Default. The occurrence and continuation of any of the following events shall constitute an "Event of Default" for purposes of this Agreement:

                  (a) Any failure by the Servicer to deliver to the Trustee any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement that shall continue unremedied for a period of three Business Days after discovery of such failure by an officer of the Servicer or after written notice of such failure is received by the Servicer from the Trustee or Holders of Certificates evidencing not less than 25% of the Certificate Balance; or

                  (b) Failure by the Servicer or the Company, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Company (as the case may be) set forth in the Certificates or in this Agreement, which failure shall (1) materially and adversely affect the rights of Certificateholders and (2) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Company (as the case may be) by the Trustee or (B) to the Servicer or the Company (as the case may be) and to the Trustee by the Holders of

         Certificates evidencing not less than 25% of the Certificate
         Balance; or

                  (c) The entry of a decree or order by court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (d) The consent by the Servicer to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making by the servicer of an assignment for the benefit of its creditors, or the voluntary suspension by the Servicer of payment of its obligations;

If an Event of Default shall have occurred and for as long as such Event of Default continues unremedied, either the Trustee or the Holders of Certificates evidencing not less than a majority of the Certificate Balance, by notice given in writing to the Servicer (and to the Trustee if given by Certificateholders) may terminate all of the rights and obligations (other than the obligations set forth in Section 8.02) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 9.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect the succession of such successor Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Event of Default, the Trustee shall give notice thereof to the Rating Agencies.

                  Section 9.02. Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 9.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (1) the date that is 45 days after the date of delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (2) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Trustee, without any further action, shall automatically be appointed the successor Servicer and shall be entitled to the Servicing Fee. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of automotive receivables as the successor to the Servicer under this Agreement.

                  (b) Upon appointment, the successor Servicer (including the Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

                  Section 9.03. Repayment of Advances. The Servicer, if it resigns or is removed pursuant to the terms of this Agreement, shall be entitled to receive reimbursement for Outstanding

Precomputed Advances and Outstanding Simple Interest Advances made by it pursuant to Sections 5.03 and 5.04.

                  Section 9.04. Notification of Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article IX, the Trustee shall give prompt written notice thereof to the Certificateholders and to the Rating Agencies.

                  Section 9.05. Waiver of Past Defaults. The Holders of Certificates evidencing not less than a majority of the Certificate Balance may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the trust accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE X

                                  The Trustee

                  Section 10.01. Duties of Trustee. (a) The Trustee, both prior to and after the occurrence of an Event of Default, shall undertake to perform such duties as are specifically set forth herein. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 9.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others.

                  (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; provided, however, that the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

                  (c) The Trustee shall take and maintain custody of the Schedule of Receivables included as an exhibit to this Agreement and shall retain all Servicer's Certificates identifying Receivables that become Purchased Receivables or Liquidated Receivables.

                  (d) The Trustee shall not be liable for any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the Certificate Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

                  (e) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent actions, its own negligent failure to act or its own bad faith or willful misconduct; provided, however, that:

                           (1) this paragraph does not limit the effect of clause (d) of this Section; and

                           (2) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Trustee Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (f) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (g) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

                  Section 10.02. Certain Matters Affecting Trustee. Except as otherwise provided in Section 10.01:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

                  (b) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters or relating to this Agreement or the Certificates shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it under this Agreement in good faith and in accordance with such advice or opinion of such counsel.

                  (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; however, nothing contained in this Agreement shall relieve the Trustee of its obligation, upon the occurrence of an Event of Default (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

                  (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Agreement; provided, that such conduct does not constitute willful misconduct, bad faith or negligence on the part of the Trustee.

                  (e) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

                  Section 10.03. Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Company or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Company or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation before receipt of notice or other discovery of any breach thereof; or any action of the Servicer taken in the name of the Trustee.

                  Section 10.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Company and the Servicer in banking transactions with the same rights that it would have if it were not Trustee.

                  Section 10.05. Trustee's Fees and Expenses. The Company shall pay to the Trustee, and the Trustee shall be entitled to receive as compensation for its services hereunder, such fees as have been separately agreed upon before the date hereof between the Company and the Trustee, and the Trustee shall be entitled to reimbursement by the Company for its reasonable expenses under this Agreement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement, except any such expenses and fees that may arise from the Trustee's negligence, willful misfeasance or bad faith or that is the responsibility of Certificateholders under this Agreement.

                  Section 10.06. Eligibility Requirements for Trustee. The Trustee shall at all times be a corporation having an office in the same state as the location of the Corporate Trust Office; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

                  Section 10.07. Resignation or Removal of Trustee. The Trustee may resign at any time and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If the Servicer shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and shall pay all fees owed to the outgoing Trustee.

                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.08. The Servicer shall provide notice of any resignation or removal of the Trustee to each of the Rating Agencies.

                  Section 10.08. Successor Trustee. Any successor Trustee appointed pursuant to Section 10.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting its appointment as successor Trustee under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                  No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section
10.06.

                  Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Servicer shall mail notice thereof to all Certificateholders and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

                  Section 10.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, that such corporation is eligible to serve as Trustee pursuant to Section 10.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Rating Agencies.

                  Section 10.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in any such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 10.06 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.08.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (a) All rights, powers, duties and obligations conferred or imposed upon any such separate trustee or co-trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (c) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee;

                  (d) The execution, delivery and performance by the Trustee of this Agreement (i) shall not violate any provision of any law governing the banking and trust powers of the Trustee or, to the best of the Trustee's knowledge, any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or bylaws of the Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to materially and adversely affect the Trustee's performance or ability to perform its duties under this Agreement or the transactions contemplated in this Agreement.

                  (e) The execution, delivery and performance by the Trustee of this Agreement shall not require the authorization, consent, approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

         Section 10.11. Representations and Warranties of Trustee. The Trustee shall make the following representations and warranties, on which the Company and Certificateholders shall be deemed to rely:

         (a) The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of its place of incorporation.

         (b) The Trustee has full corporate power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement, and shall have taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement.

         (c) This Agreement has been duly executed and delivered by the Trustee and shall constitute the legal, valid and binding obligation of the Trustee, subject to applicable bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

                                  ARTICLE XI

                                  Termination

         Section 11.01. Termination of the Trust. (a) The respective obligations and responsibilities of the Company, the Servicer and the Trustee hereunder and the Trust created hereby shall terminate upon the earlier to occur of (1) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust and (2) the time provided in Section 11.02; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of this Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section.

         (b) Except as provided in Section 11.01(a), neither the Company nor any Certificate Owner shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation of the Certificates, shall be given by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the calendar month immediately preceding the calendar month in which such final Distribution Date shall occur, stating (1) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (2) the amount of such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.05.

         In the event that all of the Certificateholders shall not have surrendered their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders requesting that such Certificateholders surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Company.


         Section 11.02. Optional Purchase of All Receivables. On the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Cutoff Date Pool Balance, the Servicer shall have the option to purchase the corpus of the Trust; provided, however, that the Servicer may not effect any such purchase if at such time the rating of the Servicer's long-term debt obligations is less than [Baa3] by [Moody's], unless the Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit an amount into the Collection Account pursuant to Section 5.04 equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trustee. The Servicer thereafter shall succeed to all interests in and to the Trust.

                                  ARTICLE XII

                           Miscellaneous Provisions

         Section 12.01. Amendment. This Agreement may be amended by the Company, the Servicer and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to, or changing in any manner or eliminating any provision in, this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

         This Agreement may also be amended from time to time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) except as otherwise provided in the first paragraph of this Section, increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the

Receivables or distributions that are required to be made on any Certificate or
(b) reduce the aforesaid percentage of the Certificate Balance required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding.

         Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.02(i). The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 12.02. Protection of Title to Trust. (a) The Company and the Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee in the Receivables and in the proceeds thereof. The Company and the Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Company nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless the Company or the Servicer shall have given the Trustee at least five days' prior written notice of such change and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) The Company and the Servicer shall have an obligation to give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain its principal executive office and each office from which it shall service Receivables within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (1) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (2) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Distribution Account and Payahead Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trustee. Indication of the Trustee's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

         (f) If at any time a Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trustee.

         (g) The Servicer shall permit the Trustee and its agents to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable at any time during normal business hours upon reasonable notice.

         (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Trustee, promptly after the execution and delivery of this Agreement and, if required pursuant to Section 12.01, of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action is necessary to preserve and protect such interest.

         (j) The Company shall, to the extent required by applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

         Section 12.03. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 12.04. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

         (b) No Certificateholder shall have any right to vote (except as provided in Section 9.05 or 12.01) or in any manner otherwise control the operation and management of the Trust or the obligations of the parties to this Agreement; nor shall any provision in this Agreement or contained in the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

         (c) No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless: (1) such Holder previously shall have given to the Trustee written notice of a continuing Event of Default; (2) the Holders of Certificates evidencing not less than 25% of the Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (3) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; (4) during such 60-day period no request or waiver inconsistent with such written request shall have been given to the Trustee by Holders representing a majority of the Certificate Balance. It is understood and intended that no one or more Certificateholders shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Agreement to affect, disturb or prejudice the rights of any other Certificateholders, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement.

         Section 12.05. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 12.06. Notices. All demands, notices and communications upon or to the Company, the Servicer, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to

                   , Attention: ____________; (b) in the case of the Servicer, to ________________________, Attention: ____________; (c) in the case of the
Trustee, at the Corporate Trust Office; (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway - 15th Floor, New York, New York 10004, Attention:
Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

         Section 12.07. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 12.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.04 and 8.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Company or the Servicer without the prior written consent of the Trustee and the Holders of Certificates evidencing not less than 66% of the Certificate Balance.

         Section 12.09. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever.

         Section 12.10. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Company, the Servicer, the Trustee and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim in respect of the Trust or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 12.11.  Headings.  The headings of the various
Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the Company, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    ASSET BACKED SECURITIES CORPORATION,
                                            as Company

                                    By:_________________________________
                                            Name:
                                            Title:

                                    ____________________________________,
                                            as Servicer

                                    By:_________________________________
                                            Name:
                                            Title:

                                    _____________________________________,
                                            as Trustee

                                    By:_________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                          Form Of Class A Certificate

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS A CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NUMBER                                                               $
R-                                                                   CUSIP NO.

                 CS FIRST BOSTON AUTO RECEIVABLES TRUST 199_-_

                    ___% ASSET BACKED CERTIFICATE, CLASS A

evidencing a fractional undivided interest in the Trust (as defined below), the property of which includes a pool of motor vehicle installment loan contracts and motor vehicle retail installment sale contracts (collectively, the "Motor Vehicle Installment Contracts") secured by new and used automobiles, vans and light duty trucks.

(This Class A Certificate does not represent an interest in, or obligation of, Asset Backed Securities Corporation or any of its affiliates, except to the extent described below).

         THIS CERTIFIES THAT ________________________ is the registered owner of ____________ DOLLARS nonassessable, fully-paid, fractional undivided interest in CS First Boston Auto Receivables Trust 199_-_ (the "Trust") formed pursuant to the Pooling and Servicing Agreement dated as of ____________, (the "Agreement"), among Asset Backed Securities Corporation (the "Company"), ___________, as servicer (in such capacity, the "Servicer") and ____________, a ____________ banking association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

         This certificate is one of a duly authorized series of Certificates, designated as the __% Asset Backed Certificates, Class A (herein called the "Class A Certificates"), all issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Company, the Servicer, the Trustee and Holders of the Certificates. The Class A Certificates are subject to all the terms of the Agreement.

         The property of the Trust includes a pool of Motor Vehicle Installment Contracts secured by new and used automobiles, vans and light duty trucks (collectively, the "Receivables"), all monies due under such Receivables on or after the related Cutoff Date, in the case of Precomputed Receivables, or received on or after the related Cutoff Date, in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and all proceeds of the foregoing.

         Under the Agreement, there will be distributed on the ___ day of each month or, if such ___ day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on ________, to the Person in whose name this Class A Certificate is registered at the close of business on the ______ day of the month in which such Distribution Date occurs (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class A Certificateholders on such Distribution Date.

         It is the intent of the Company, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust to be treated as a grantor trust and the Certificates be treated as interests in a grantor trust. The Company, the Servicer, the Trustee and each Certificateholder or Certificate Owner, by its acceptance of a Certificate or of a beneficial interest in a Certificate, respectively, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

         Distributions on this Class A Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the Person identified as the Holder of record thereof in the Certificate Register, without the presentation or surrender of this Class A Certificate or the making of any notation hereon, except that with respect to Class A Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

         THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class A Certificate to be duly executed.

Date:                                         CS FIRST BOSTON AUTO RECEIVABLES

                                                TRUST 199_-_

                                              By:_________________ , not in its
                                                 individual capacity but solely
                                                 as Trustee

                                                   By:
                                                       ________________________
                                                         Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

         This is one of the Class A Certificates referred to in the within-mentioned Agreement.

Date:
                                               _______________________________
                                                         as Trustee

                                              By:
                                                 _____________________________
                                                         Authorized Signatory

                       [REVERSE OF CLASS A CERTIFICATE]

                  The Class A Certificates do not represent an obligation of, or an interest in, the Company, the Servicer, the Trustee or any of their respective affiliates, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class A Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Company and at such other places, if any, designated by the Company.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Servicer and the Trustee and the rights of the Certificateholders at any time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange here for in lieu hereof, whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registerable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is ________________________.

                  Except as provided in the Agreement, the Class A Certificates are issuable only as registered certificates without coupons in a minimum denomination of $1,000 and integral multiples of $1 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; provided, however, that such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Cutoff Date Pool Balance.

                                  ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

- --------------------------------------------------------------------------------
                    (Please print or type name and address,
                    including postal zip code, of assignee)

the within Class A Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ________________________ to transfer said Class A Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                              ____________________________*/
                                              Signature Guaranteed:

                                              ____________________________*/


- ------------

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B

                          Form of Class B Certificate

THIS CLASS B CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE TRANSFER OF THIS CLASS B CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN THE AGREEMENT UNDER WHICH THIS CLASS B CERTIFICATE IS ISSUED (A COPY OF WHICH IS AVAILABLE FROM THE TRUSTEE UPON REQUEST), INCLUDING RECEIPT BY THE TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE SHALL MAKE CERTAIN REPRESENTATIONS.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN, EXCEPT AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS B CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NUMBER                                                       $
R-                                                                    CUSIP NO.

                CS FIRST BOSTON AUTO RECEIVABLES TRUST 199_-__

                    ____% ASSET BACKED CERTIFICATE, CLASS B

evidencing a fractional undivided interest in the Trust (as defined below), the property of which includes a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the "Motor Vehicle Installment Contracts") secured by new and used automobiles, vans and light duty trucks.

(This Class B Certificate does not represent an interest in, or obligation of, Asset Backed Securities Corporation or any of its affiliates, except to the extent described below.)

                  THIS CERTIFIES THAT ______________________________ is the
registered owner of ___________________ DOLLARS nonassessable, fully-paid fractional undivided interest in CS

First Boston Auto Receivables Trust 199_-(the "Trust") form pursuant to a Pooling and Servicing Agreement dated as of _________ (the "Agreement"), among Asset Backed Securities Corporation (the "Company"), _______, as servicer (in such capacity, the "Servicer") and _______, a _______ banking association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

                  This Certificate is one of a dully authorized series of Certificates, designated as the ___% Asset Backed Certificates, Class B herein called the "Class B Certificates"), all issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Company, the Servicer, the Trustee and Holders of the Certificates. The Class B Certificates are subject to all the terms of the Agreement.

                  The property of the Trust includes a pool of Motor Vehicle Installment Contracts secured by new and used automobiles, vans and light duty trucks (collectively, the "Receivables"), all monies due under such Receivables on or after _____, in the case of Precomputed Receivables, or received on or after ______, in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and all proceeds of the foregoing.

                  Under the Agreement, there will be distributed on the ______ day of each month or, if such ______ day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on _____________, to the Person in whose name this Class B Certificate is registered at the close of business on the ____ day of the month in which such Distribution Date occurs (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class B Certificateholders on such Distribution Date.

                  The Holder of this Class B Certificate acknowledges and agrees that its right to receive distributions in respect of this Certificate are subordinated to the rights of Holders of the Class A Certificates, to the extent and in the manner set forth in the Agreement.

                  It is the intent of the Company, the Servicer, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust be treated as a grantor trust and the Certificates be treated as interests in a grantor trust. The Company, the Servicer, the Trustee and each Certificateholder or Certificate Owner, by its acceptance of a Certificate or of a beneficial interest in a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

                  Distributions on this Class B Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the Person identified as the Holder of Record hereof in the Certificate Register, without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that with respect to Class B Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

                  Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

                  THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class B Certificate to be duly executed.

                                            CS FIRST BOSTON AUTO RECEIVABLES

                                            TRUST 199_-__

                                            By:

                                               ---------------------------------
                                               not in its individual capacity
                                               but solely as Trustee

Date:                                          By:

                                                    ---------------------------
                                                    Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B Certificates referred to in the within-mentioned Trust Agreement.

Date:                                           By:
                                                     ---------------------------
                                                     Authorized Signatory

                       [REVERSE OF CLASS B CERTIFICATE]

                  The Class B Certificates do not represent an obligation of, or an interest in, the Company, the Servicer, the Trustee or any of their respective affiliates, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class B Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Company and at such other places, if any, designated by the Company.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B Certificate issued upon the transfer hereof or in exchange here for or in lieu hereof, whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such state securities laws. In the event that the Holder hereof desires to make such a transfer, the Holder and such Holder's transferee will be required to comply with certain procedures set forth in the Agreement, including the delivery of certain certificates and investment letters. The Holder or Owner hereof, by acceptance of this Certificate or of a beneficial interest in this Certificate, does hereby agree to indemnify the Trustee, the Company, the Servicer and the Certificate Registrar against any liability that may result if any such transfer is not so exempt or is not made in accordance with federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form described in the Agreement, stating that transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to certain matters described in the Agreement.

                  Except as provided in the Agreement, the Class B Certificates are issuable only as registered certificates without coupons in a minimum denomination of $1,000 and integral multiples of $1 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration to transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class B Certificates; provided, however, that such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Cutoff Date Pool Balance.

                                  ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

- -------------------------------------------------------------------------------
               (Please print or type name and address, including postal zip code, of assignee)

the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing________________________________

___________________ to transfer said Class B Certificate on the books of the

Certificate Registrar, with full power of substitution in the premises.

Dated:


                                        -----------------------------
                          */
                                                  Signature

Guaranteed:

                                        ------------------------------

                          */




- ---------------------------


*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class B Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT C

                         Form of Depository Agreement

                           Letter of Representations
                    (To be Completed by Issuer and Trustee)

                 --------------------------------------------
                               (Name of Issuer)

                 --------------------------------------------
                               (Name of Trustee)

                                                              ------------------


(Date)
Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street:  49th Floor
New York, NY 10041-0099

         RE:   _______________________________________________________

               _______________________________________________________

               _______________________________________________________
                              (Issue Description)

Ladies and Gentlemen:

                  This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated ________, 199_ (the "Document"). ______________ (the
"Underwriter") is distributing the Securities through The Depository Trust Company ("DTC").

                  To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

                  1. Prior to closing on the Securities on _____________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee,

Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule I hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $150 million certificate shall bear the following legend:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

                  3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separated secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516_ 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, said party shall telephone (516_ 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:


                           Manager:  Call Notification Department
                           The Depository Trust Company
                           711 Stewart Avenue
                           Garden City, NY 11530-4719

                  4. In the event of an invitation to tender the Securities, notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall e sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709- 1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                           Manager:  Reorganization Department
                           Reorganization Window
                           The Depository Trust Company
                           7 Hanover Square; 23rd Floor
                           New York, NY 10004-2695

                  5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

                  6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at
(212) 709-1723, or if by mail or by any other means to:

                           Manager:  Announcements
                           Dividend Department
                           The Depository Trust Company
                           7 Hanover Square; 22nd Floor
                           New York, NY 10004-2695

                  7. [Note: Issuer must represent one of the following, and cross out the other:] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

                  8. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements, such payments shall be addressed as follows:

                                    Manager:  Cash Receipts
                                    Dividend Department
                                    The Depository Trust Company
                                    7 Hanover Square; 24th Floor
                                    New York, NY 10004-2695

                  9. [Note: Issuer must represent one of the following, and cross out the other.]

                           Securities Eligible for DTC's Same-Day Funds
Settlement ("SDFS") System. Other principal payments (redemption payments) shall be made in same-day funds by Trustee in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Trustee.

                           Securities Eligible for DTC's Next-Day Funds
Settlement ("NDFS") System. Other principal payments (redemption payments) shall be made in next-day funds by Trustee to Cede & Co., as nominee of DTC, or its registered assigns, on each payment date. Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                                    NDFS Redemptions Manager
                                    Reorganization/Redemptions Department
                                    The Depository Trust Company
                                    7 Hanover Square; 23rd Floor
                                    New York, NY 10004-2695

                  10. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

                  11. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

                  12. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

                  13. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

                  14. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

                  15. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:                                      Very truly yours,

A.  If there is a Trustee (as
defined in this Letter of
Representations), Trustee as
well as Issuer must sign this                _________________________________
Letter.  If there is no                     (Issuer)
Trustee, in signing this                    By:_______________________________
Letter, Issuer itself
undertakes to perform all of
the obligations set forth
herein.                                          (Authorized Officer's
                                                 Signature)


- --------------------------------------------------------------------------------

B.  Schedule B contains
statements that DTC believes                  _____________________________
accurately describe DTC, the
method of effecting book-entry                                (Trustee)
transfers of securities distributed
through DTC, and certain                     By:___________________________
related matters.                                     (Authorized Officer's
                                                     Signature)

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By:_________________________

cc:      Underwriter
         Underwriter's Counsel

                                                                      SCHEDULE A
                                                                    to Exhibit C

                               (Describe Issue)

CUSIP               Principal Amount        Maturity Date           Interest
Rate

                                                                      SCHEDULE B

                       SAMPLE COVERING DOCUMENT LANGUAGE

                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                    (Prepared by DTC-bracketed material may

                     be applicable only to certain issues)

         1. The Depositary Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered pin the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         [6.      Redemption notices shall be sent to Cede & Co.  If less
than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Agent, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to

DTC is the responsibility of the Issuer of the Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to the [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to the [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Issuer or the Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

                                                                       EXHIBIT D
                         [Form Of Accountants' Letter]

                                                                       EXHIBIT E

                        Form of Transferor Certificate


                                               [DATE]

[Company]
[Company Address]
[Trustee]
[Trustee Address]

          Re: CS First Boston Auto Receivables Trust 199__-__ Asset Backed Certificates, Class B

Ladies and Gentlemen:

                  In connection with our disposition of the above-referenced ___% Asset Backed Certificates, Class B (the "Certificates") we certify that (a) we understand that the Certificates, have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                                          Very truly yours,

                                          [NAME OF TRANSFEROR]

                                          By:______________________________
                                                  Authorized Officer

                                                                       EXHIBIT F

                           Form of Investment Letter

                                                 [DATE]

[Company]
[Company Address]
[Trustee]
[Trustee Address]

       Re:      CS First Boston Auto Receivables Trust 199__-__
                Asset Backed Certificates, Class B

Ladies and Gentlemen:

                  In connection with our acquisition of the above-referenced Asset Backed Certificates, Class B (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Company concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan or trust account that is subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such Plan or using the assets of any such Plan to acquire Class B Certificates,
(e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an opinion of counsel satisfactory to the addresses of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act,
(2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement dated as of _____________, among Asset Backed Securities Corporation, as Company, ______________ as Servicer, and ____________, as Trustee.

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]

                                       By:______________________________
                                                Authorized Officer

                                                                       EXHIBIT G

                           Form of Rule 144A Letter

                                              [DATE]

[Company]
[Company Address]
[Trustee]
[Trustee Address]

             Re: CS First Boston Auto Receivables Trust 199__-__ Asset Backed Certificates, Class B

Ladies and Gentlemen:

                  In connection with our acquisition of the above-referenced ___% Asset Backed Certificates, Class B (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Company concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan, trust or account that is subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such Plan or using the assets of any such Plan to acquire Class B Certificates, (e) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificates under the Act or that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Act.

                                      Very truly yours,
                                      [NAME OF TRANSFEREE]

                                       By:______________________________
                                                Authorized Officer

                                                                       EXHIBIT H

                    Form of Receivables Purchase Agreement

                               [to be supplied]

                                                                       EXHIBIT J

                          YIELD SUPPLEMENT AGREEMENT

                                                     [Date]

- ----------------------------------------
- ----------------------------------------
- ----------------------------------------
- ----------------------------------------



Ladies and Gentlemen:

                  Asset Backed Securities Corporation (the "Company") hereby confirm arrangements made as of the date hereof with you to be effective upon receipt by us of the enclosed copy of this letter agreement (the "Yield Supplement Agreement"), executed by you. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement dated as of ________, ___ (the "Agreement"), among the Company, _________, as servicer (the "Servicer"), and ________, as trustee (the "Trustee").

                  1. On or prior to each Determination Date, by delivery of a Servicer's Certificate pursuant to Section 3.09 of the Agreement, the Servicer shall notify the Trustee of the Yield Supplement Amount for the related Distribution Date.

                  2. To the extent that the amount on deposit in the Yield Supplement Account is less than the Yield Supplement Deposit Amount for the related Distribution Date, we agree to make a payment to the Trustee of additional amounts until the amount on deposit therein equals the Maximum Yield Supplement Amount by wire transfer of same day funds, to such account as the Trustee may designate in writing to us no later than 12:00 P.M., New York City time, on the Business Day immediately preceding such Distribution Date.

                  3. Our agreement set forth in this Yield Supplement Agreement is our primary obligation and such obligation is irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obligations hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

                  4. The Trustee's interest in this Yield Supplement Agreement shall be transferable to any Trustee or successor Trustee under the Agreement.

                  5. This Yield Supplement Agreement will be governed by and construed in accordance with the internal laws of [New York].

                  6. Except as otherwise provided int he Agreement, this Yield Supplement Agreement shall terminate on the earlier to occur of (a) termination of the Agreement pursuant to Section 10.01 and (b) the Final Scheduled Distribution Date.

                  7. Except as otherwise provided herein, all notices pursuant to this Yield Supplement Agreement shall be in writing and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

                           Asset Backed Securities Corporation

                           ___________________________________
                           ___________________________________
                           Attention:_________________________

                           The Trustee:

                           ___________________________________
                           ___________________________________
                           Attention:_________________________

                  8. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

                  9. In consideration for all future payments, if any, of Yield Supplement Amounts to the Trustee pursuant to Paragraph 2 hereof, the Trustee shall pay to the Company on the Closing Date under the Agreement such amount as the Company and the Trustee shall separately agree.

                  10. This Agreement may not be assigned by the Company except as contemplated by this Section and the Agreement; provided, however, that simultaneously with the execution and delivery of this Agreement, the Company shall assign all of their right, title and interest herein to the Trustee for the benefit of the Certificateholders as provided in Section 4.03 of the Agreement, to which the Servicer hereby expressly consents. The Servicer agrees to perform its obligations hereunder for the benefit of the Trust and that the Trustee may enforce the provisions of this Agreement, exercise the rights of the Company and enforce the obligations of the Servicer hereunder without the consent of the Company.

                  11. The Servicer and the Company agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto or by the Trustee more fully to effect the purposes of this Agreement.

                  If the foregoing satisfactory set forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                       Very truly yours,


                                       ____________________________,
                                               as Servicer

                                       By:_________________________
                                             Name:
                                             Title:

Agreed and Accepted as of ____________, 19__

- ----------------------------------------,
         as Trustee

By______________________________________
         Name:

         Title:

ASSET BACKED SECURITIES CORPORATION

By______________________________________
         Name:

         Title:

                                                                      SCHEDULE I

                                              Schedule of Receivables

[to be delivered on the Closing Date]








                                      I-1